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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-55234 of Security Capital Corporation on Form S-8 of our report dated
March 27, 2000 appearing in this Annual Report on Form 10-K of Security Capital Corporation and subsidiaries for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

                                              /s/ Deloitte & Touche LLP


Stamford, Connecticut
April 5, 2002